UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Navigant Consulting, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 21, 2006

Dear Shareholder:

The Annual Meeting of Shareholders of Navigant Consulting, Inc. will be held on May 3, 2006.

Your vote is important. If you have not already voted your shares, please take a moment of your time to sign, date and return your proxy card in the postage-paid return envelope provided. Enclosed for your convenience is a duplicate proxy card to assist you in voting your shares. Telephone and internet voting are also available. The vote of all shareholders is important.

If you have already voted, and do not wish to change your vote, no further action is required on your part. Please accept our thanks for voting your shares.

You should also note that there is a change to the totals on the Stock Ownership table on page 19 of the proxy statement. The numbers on the line that reads “All Directors and Officers as a Group” should read “1,734,267” under the column “Number” and “3.4%” under the column “Percent.”

Thank you for your cooperation and continued support.

Sincerely,

William M. Goodyear
Chairman of the Board and
Chief Executive Officer